Exhibit 99.1


booktech.com, inc. (AMEX:BTC), a Nevada corporation (the "Company") filed its Forms 10-QSB (the "Form 10-QSB") for the periods ending March 31, 2000, June 30, 2000 and September 30, 2000. As of the date of this filing, the Company has determined that stock based compensation has been understated for each of these quarters.

The Company intends to file amended Forms 10-QSB to adequately reflect stock based compensation for each of the above stated periods and any other matters which may come to the Company's attention prior to the filing of the amendments.

About booktech.com

booktech.com (www.booktech.com) is a digital and online publisher of customized textbooks, coursepacks, and other educational materials for higher education, K-12, distance education, non-profit organizations, and corporate training. Since its inception in 1995, booktech.com has published 7,000 individual customized textbook titles for more than 3,000 professors on 500 campuses, in addition to a dozen K-12 titles such as Breaking the Spanish Barrier and Trade Routes. Company shares have rtaded on the American Stock Exchange since April 5, 2000 (AMEX:BTC).

Certain of the statements in this news release are forward-looking statements. While these statements reflect the Company's beliefs, they are subject to uncertainties and risks that could cause actual results to differ materially.

Contact:

booktech.com
Patrick McHugh, (781) 376-6364